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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated August 25, 1998, relating to the consolidated financial statements of Javelin Systems, Inc., which appears in such Prospectus. We also consent to the references to us under the heading "Experts" and "Selected Consolidated Financial Information" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Information."



PricewaterhouseCoopers LLP
Costa Mesa, California
October 20, 1998